UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): FEBRUARY 15, 2007

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS	75904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 15th, 2007, the Board of Directors (the “Board”) of Lufkin Industries, Inc. (“Lufkin”), upon the recommendation of the Compensation Committee of the Board, approved the 2007 Variable Compensation Plan. The Plan was established to encourage sustained high performance and continued employment with Lufkin Industries.
In order for the Plan to become operational, operational earnings as a percentage of average equity must exceed a 9% hurdle rate. Operational earnings are defined as earnings before adjustments for LIFO inventory, pension income and other income and expense. Individuals are classified into one of three tiers that determine the potential variable compensation for that individual as a percentage of base salary (ranging from 8% to 48%). Individual awards are based on both individual and total company goals. The Compensation Committee must approve all awards under the Plan. This Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 Lufkin Industries, Inc. 2007 Variable Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By	/s/ R. D. Leslie

Vice President/Treasurer/Chief Financial Officer/Principal Financial and Accounting Officer

Date: February 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lufkin Industries, Inc. 2007 Variable Compensation Plan